                                                                    EXHIBIT 10.1


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    ----------------------------------------------------------------------


                           PLEDGE AND SECURITY AGREEMENT


                                        among


                                WESTLAND REALTY, INC.,


                              WESTFIELD PARTNERS, INC.,


                              WESTLAND MANAGEMENT, INC.


                                         and


                               WESTFIELD AMERICA, INC.






                               Dated as of May __, 1997


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
                                  TABLE OF CONTENTS


                                                                            Page


  SECTION 1.  CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . . . .2

  SECTION 2.  SECURITY FOR SECURED OBLIGATIONS . . . . . . . . . . . . . . .3

  SECTION 3.  GRANTING OF SECURITY . . . . . . . . . . . . . . . . . . . . .4

  SECTION 4.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . .5

  SECTION 5.  VOTING RIGHTS, DIVIDENDS AND OTHER DISTRIBUTIONS,ETC.. . . . .7
       5.1.    Prior to Event of Default . . . . . . . . . . . . . . . . . .7
       5.2.    After Event of Default. . . . . . . . . . . . . . . . . . . .7

  SECTION 6.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .8
       6.1.    General Covenants . . . . . . . . . . . . . . . . . . . . . .8
       6.1.1.  Sale of Collateral, etc.. . . . . . . . . . . . . . . . . . .8
       6.1.2.  Filing of Financing Statements, etc.  . . . . . . . . . . . .8
       6.1.3.  Other Distributions . . . . . . . . . . . . . . . . . . . . .8
       6.1.4.  Payment of Loan . . . . . . . . . . . . . . . . . . . . . . .8
       6.1.5.  Books and Records . . . . . . . . . . . . . . . . . . . . . .9
       6.1.6.  Chief Executive Office. . . . . . . . . . . . . . . . . . . .9
       6.1.7.  Further Assurances. . . . . . . . . . . . . . . . . . . . . .9
       6.1.8.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . .9
       6.1.9.  Consent of Westland Realty. . . . . . . . . . . . . . . . . .9
       6.2.    Covenants Relating to the Property. . . . . . . . . . . . . 10
       6.2.1.  Additional Debt and Liens . . . . . . . . . . . . . . . . . 10
       6.2.2.  No Refinancing of Prudential Debt . . . . . . . . . . . . . 10
       6.2.3.  Amendments of Certain Documents . . . . . . . . . . . . . . 10
       6.2.4.  Warranty of Title . . . . . . . . . . . . . . . . . . . . . 10
       6.2.5.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 11
       6.2.6.  Payment of Taxes, etc.. . . . . . . . . . . . . . . . . . . 13
       6.2.7.  Leases and Rents. . . . . . . . . . . . . . . . . . . . . . 14
       6.2.8.  Maintenance of Property . . . . . . . . . . . . . . . . . . 17
       6.2.9.  Performance of Other Agreements . . . . . . . . . . . . . . 18
       6.2.10. Hazardous Substances. . . . . . . . . . . . . . . . . . . . 18
       6.2.11. Asbestos. . . . . . . . . . . . . . . . . . . . . . . . . . 19

  SECTION 7.  RIGHTS OF THE PLEDGEE. . . . . . . . . . . . . . . . . . . . 20


                                         (i)

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       7.1.    No Obligations or Liability to the Pledgors . . . . . . . . 20
       7.2.    Right of Pledgee to Perform Pledgors' Covenants, etc. . . . 20
       7.3.    Additional Security . . . . . . . . . . . . . . . . . . . . 20
       7.4.    Release of the Pledge and Security Interest Created Hereby. 21

  SECTION 8.  EVENTS OF DEFAULT; REMEDIES AND ENFORCEMENT. . . . . . . . . 21
       8.1.    Events of Default . . . . . . . . . . . . . . . . . . . . . 21
       8.2.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 22
       8.3.    Application of Proceeds Following Event of Default. . . . . 24
       8.4.    Purchase of Collateral by Pledgee . . . . . . . . . . . . . 24
       8.5.    Receipt Sufficient Discharge. . . . . . . . . . . . . . . . 25
       8.6.    Sale a Bar Against the Pledgors . . . . . . . . . . . . . . 25
       8.7.    No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . 25

  SECTION 9.  PLEDGORS' OBLIGATIONS NOT AFFECTED . . . . . . . . . . . . . 26

  SECTION 10. MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . 27
       10.1.   Amendments, etc.. . . . . . . . . . . . . . . . . . . . . . 27
       10.2.   Successors and Assigns. . . . . . . . . . . . . . . . . . . 27
       10.3.   Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . 28
       10.4.   Severability. . . . . . . . . . . . . . . . . . . . . . . . 28
       10.5.   Non-Recourse. . . . . . . . . . . . . . . . . . . . . . . . 28
       10.6.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . 29
       10.7.   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . 30

Schedule I     --     UCC Filing Offices
Schedule II    --     New Leases
Schedule III   --     Prudential Financing Documents


                                         (ii)

       PLEDGE AND SECURITY AGREEMENT, dated as of May __, 1997, among WESTLAND REALTY, INC, a Maryland corporation ("WESTLAND REALTY"), WESTFIELD PARTNERS, INC., a Delaware corporation ("WESTFIELD PARTNERS"), and WESTLAND MANAGEMENT, INC., a Delaware corporation ("WESTLAND MANAGEMENT", together with Westfield Partners, the "PLEDGORS"), and WESTFIELD AMERICA, INC., a Missouri corporation (the "PLEDGEE"). Capitalized terms used herein without other definition have the respective meanings specified in Section 1.


                                   R E C I T A L S

       A. Westland Realty is the sole stockholder of Westfield Partners and Westland Management.

       B. Westfield Partners is a limited partner of Westland Garden State Plaza, Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP"), and Westland Management is a general partner of the Partnership.

       C. The Pledgee has agreed to make a loan to the Pledgors in the amount of $145,000,000 (the "LOAN").

       D. The Pledgors have jointly and severally agreed to repay the Loan on the terms set forth in the Promissory Note, dated the date hereof (the "NOTE"), issued by the Pledgors to the Pledgee.

       E. It is a condition to the obligation of the Pledgee to make the Loan that Westfield Partners and Westland Management pledge their respective partnership interests in the Partnership to the Pledgee, in each case as security for the performance of the obligations of the Pledgors under the Note.

       F. The Pledgors and the Pledgee intend that the Loan, as secured by the Pledgors' partnership interest in the Partnership, shall be treated for Federal income tax purposes as a "real estate asset" within the meaning of Section 856(c)(6)(B) of the Internal Revenue Code of 1986, as amended (the "CODE").

       NOW, THEREFORE, to induce the Pledgee to make the Loan, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and Westland Realty (but only to the extent set forth herein) hereby agrees with the Pledgee as follows:


SECTION 1.  CERTAIN DEFINITIONS.

       The following capitalized terms are used herein with the respective meanings set forth below.

       COLLATERAL: the meaning given in Section 3.

       DEEMED APPROVED LEASE:  the meaning given in Section 6.2.7.

       EASEMENT AGREEMENT:  the meaning given in Section 6.2.4.

       EVENT OF DEFAULT:  the meaning given in Section 8.

       FAIR MARKET RENTAL TERMS:  the meaning given in Section 6.2.7.

       HAZARDOUS ASBESTOS:  the meaning given in Section 6.2.11.

       HAZARDOUS SUBSTANCES:  the meaning given in Section 6.2.10.

       INTEREST: Fixed Interest and Contingent Interest (each as defined in the Note).

       LEASES:  the meaning given in Section 6.2.7.

       LIEN: as to any Person, any mortgage, lien, pledge, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease with respect to, any property or asset owned or held by such Person.

       LOAN: the meaning given in Paragraph C of the Recitals.

       MAJOR LEASES:  the meaning given in Section 6.2.7.

       MANAGEMENT AGREEMENT: the Management Agreement, dated July 1, 1993, between the Partnership and Westfield Corporation, Inc., as amended, supplemented or modified from time to time in accordance with the terms thereof and hereof.


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       NON-MAJOR LEASE:  the meaning given in Section 6.2.7.

       NOTE: the meaning given in Paragraph D of the Recitals.

       NYUCC:  the Uniform Commercial Code of the State of New York.

       PARTNERSHIP:  the meaning given in Paragraph B of the Recitals.

       PARTNERSHIP AGREEMENT: the Agreement of Limited Partnership of the Partnership, dated as of July 1, 1993, as amended, modified or supplemented from time to time in accordance with the provisions thereof and hereof.

       PERMITTED ENCUMBRANCES:  the meaning given in Section 6.2.4.

       PERSON: a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

       PLEDGORS:  the meaning given in the first paragraph of the Recitals.

       POLICIES:  the meaning given in Section 6.2.5.

       PROPERTY: the Garden State Plaza Shopping Center located in Paramus, New Jersey, more particularly described on Exhibit A attached hereto.

       PRUDENTIAL FINANCING DOCUMENTS: the documents listed on Schedule III attached hereto relating to the existing $260,020,000 mortgage loan on the Property held by The Prudential Insurance Company of America, each as amended, modified or supplemented from time to time in accordance with the provisions thereof and hereof.

       SECURED OBLIGATIONS:  the meaning given in Section 2.

       TAXES:  the meaning given in Section 6.2.6.


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SECTION 2.  SECURITY FOR SECURED OBLIGATIONS.

       This Agreement is made for the benefit of Pledgee to secure (a) the payment of the principal of and Interest on the Note (including, without limitation, Interest accruing after the date of any filing by any Pledgor of any petition in bankruptcy or the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Pledgor) as and when the same shall become due and payable in accordance with the terms thereof, whether at maturity or by prepayment, acceleration or otherwise, (b) the payment of all other indebtedness and other amounts payable by the Pledgors to the Pledgee under the Note and this Agreement, including, without limitation, the Make-Whole Amount (as defined in the Note) payable upon any voluntary or involuntary prepayment of the Note as set forth therein, and (c) the due and punctual performance by the Pledgors of and compliance by the Pledgors with all of their other obligations owed to the Pledgee under the Note and this Agreement. All of the payment and performance obligations referred to in this Section 2 are referred to collectively as the "SECURED OBLIGATIONS".


SECTION 3.  GRANTING OF SECURITY.

       As security for the payment and performance of the Secured Obligations when due (whether at maturity or by prepayment, acceleration or otherwise) each of Westfield Partners and Westland Management hereby conveys, assigns, grants, hypothecates, pledges, transfers and delivers to the Pledgee, and hereby grants to the Pledgee a lien and charge upon, and a security interest in, all the following property, whether now owned or hereafter acquired and whether now or in the future existing:

     (a) all the right, title and interest of such Pledgor as a limited or general partner of the Partnership;

     (b) any and all payments or distributions of whatever kind or character, whether in cash or in property, at any time made, owing or payable to such Pledgor in respect of or on account of its interest in the Partnership, whether representing profits, distributions pursuant to complete or partial liquidation or dissolution, repayment of capital contributions, proceeds from the sale of any portion of such Pledgor's interest in the Partnership or otherwise;

     (c) the right to receive, receipt for, use and enjoy all such payments, distributions and proceeds;


                                          4

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     (d)  all right, title and interest of such Pledgor in and to all real and personal property of the Partnership and every other right, however characterized, now or hereafter held by the Partnership attributable to any interest of such Pledgor in the Partnership or received in respect thereof; and

     (e)  all cash and non-cash proceeds thereof

(collectively, the "COLLATERAL").


SECTION 4.  REPRESENTATIONS AND WARRANTIES.

       Each of Westland Realty, Westfield Partners and Westland Management hereby represents and warrants (to the extent such representation or warranty is applicable to such entity) that:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties (including the Property), to carry on its business as now conducted and as proposed to be conducted, and to enter into and carry out the terms of this Agreement and the Note. The Partnership is duly formed, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted.

     (b) The execution, delivery and performance of this Agreement and the Note will not result in any violation of, conflict with or constitute a default under any term of its certificate of incorporation or by-laws or any agreement or instrument to which it is a party or by which it is bound (including, without limitation, the Partnership Agreement and the Prudential Financing Documents), or any term of any applicable law, ordinance, rule or regulation of any governmental authority or any term of any applicable order, judgment or decree of any court, arbitrator or governmental authority.
  Except for the filing of a financing statement with respect to the Collateral in the offices listed on Schedule I attached hereto, and continuation statements with respect thereto, no consent, approval or authorization of, or declaration or filing with, any governmental authority or regulatory body is required for its valid execution, delivery and performance of this Agreement and the Note.


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     (c)  Each of this Agreement and the Note has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, and by general equitable principles.

     (d) There is no action, proceeding or investigation pending or threatened (or, to its knowledge, any basis therefor) which questions the validity of this Agreement or the Note or any action taken or to be taken pursuant to this Agreement or the Note, or which might result, either in any case or in the aggregate, in any material adverse change in its business, operations, affairs, condition (financial or otherwise), properties or assets, or in any liability on its part.

     (e) No Event or Default or event or condition which, with notice or lapse of time or both, would become an Event of Default has occurred or is continuing.

     (f) The principal place of business of Westland Realty is 11601 Wilshire Boulevard, Los Angeles, California; the principal place of business of Westfield Partners is 11601 Wilshire Boulevard, Los Angeles, California; and the principal place of business of Westland Management is 11601 Wilshire Boulevard, Los Angeles, California.

     (g) Westland Realty is the record and beneficial owner of all of the outstanding capital stock of Westfield Partners and Westland Management, free and clear of any Lien.

     (h) Westfield Partners and Westland Management own the respective partnership interests pledged pursuant to this Agreement free and clear of any Lien except for the Liens created by this Agreement and the Partnership Agreement.

     (i) The security interest granted by Westfield Partners and Westland Management pursuant to this Agreement constitutes a valid security interest in the Collateral, which is or will be perfected upon the filing of a financing statement with respect to the Collateral in the offices listed on
  SCHEDULE I attached hereto. Such security interest constitutes a first priority security interest that is enforceable as such against all creditors of Westfield Partners or Westland Management and any Persons purporting to purchase any interest in the Partnership from Westfield Partners or Westland Management.

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     (j)  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Pledgee relating to this Agreement.

     (k) The Pledgors have delivered to the Pledgee true, correct and complete copies of the Partnership Agreement, the Management Agreement, each of the Prudential Financing Documents and the audited financial statements of the Partnership for each of the years ended December 31, 1996 and December 31, 1995. There has been no material adverse change in the financial condition of the Partnership from the condition disclosed by its most recent audited financial statements.


SECTION 5.  VOTING RIGHTS, DIVIDENDS AND OTHER DISTRIBUTIONS,
               ETC.

       5.1 PRIOR TO EVENT OF DEFAULT. (a) So long as no Event of Default shall have occurred and be continuing, each of Westfield Partners and Westland Management shall retain its rights to receive all cash payments and distributions from the Partnership in respect of such Pledgor's partnership interest in the Partnership for any purpose and shall retain all other rights as a limited or general partner of the Partnership, provided that such rights are not exercised in a manner that would cause a violation of any of the provisions of this Agreement or the Note.

       5.2 AFTER EVENT OF DEFAULT. For so long as an Event of Default is continuing, (I) neither Westfield Partners nor Westland Management may exercise any rights as a partner of the Partnership without the prior written consent of the Pledgee, (II) all cash payments and distributions from the Partnership in respect of the partnership interest of Westfield Partners or Westland Management will be deemed held in trust by such Pledgor for the benefit of the Pledgee and thereafter may not be commingled with other assets of such Pledgor, or applied to any use other than the payment of Secured Obligations or the making of capital contributions or loans to the Partnership, without the prior written consent of the Pledgee, and (III) if the Pledgee shall have notified such Pledgor that it elects to exercise rights as a partner of the Partnership hereunder, (X) all rights of such Pledgor as a partner of the Partnership which such Pledgor would otherwise be entitled to exercise pursuant to Section 5.1 shall cease, and (Y) all such rights shall thereupon become vested in the Pledgee, who during the continuation of such Event of Default shall have directly (or through its nominee) the sole right to exercise such rights as a partner of the Partnership, all without liability except to account for property actually received by it, but the Pledgee shall have no duty to such

Pledgor to exercise any such right and shall not be responsible for any failure to do so or delay in so doing.


SECTION 6.  COVENANTS.

     6.1.  GENERAL COVENANTS.

     6.1.1. SALE OF COLLATERAL, ETC. Unless the Note is simultaneously prepaid in accordance with its terms or the Pledgee consents to such transaction, no Pledgor will, directly or indirectly, (A) sell, assign, transfer, convey or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as currently set forth in the Partnership Agreement, or (B) create or permit to exist any Lien upon or with respect to any of the Collateral, except for the lien and security interest created by this Agreement or (C) do anything or suffer to exist anything, or omit to do anything or suffer to exist any omission which would cause the value of the Collateral to diminish in such a way as to have a material adverse effect on the Pledgee or on its rights in respect of the Note, this Agreement or the Collateral, including without limitation any dilution of the partnership interests, except as currently set forth in the Partnership Agreement. Notwithstanding the foregoing, the provisions of this Section 6.1.1 shall not apply to (I) any transfer of any interest in any Pledgor to an entity all of the outstanding voting equity interests of which are owned, directly or indirectly, by Westfield Holdings Limited or (II) any transfer of any shares of stock of Westfield Holdings Limited, PROVIDED that the Pledgors shall give the Pledgee at least 10 days' prior written notice of any such transfer under clause (I) above and shall execute and deliver to the Pledgee such documents as the Pledgee may reasonably request in connection therewith.

     6.1.2. FILING OF FINANCING STATEMENTS, ETC. Each Pledgor will immediately cause Uniform Commercial Code financing statements with respect to the Collateral to be filed in the offices listed on Schedule I attached hereto and will cause the Partnership to make such notations in its books and records of the pledge of the partnership interests of Westfield Partners and Westland Management hereunder as may be necessary or desirable in order to perfect the pledge of such partnership interests granted pursuant hereto.

     6.1.3. OTHER DISTRIBUTIONS. Except for cash payments and distributions from the Partnership permitted to be paid to Westfield Partners and Westland Management pursuant to Section 5.1, each of Westfield Partners and Westland Management will cause all payments and distributions of any kind on its partnership interest in the Partnership (including any sums paid upon or in respect of such partnership interest upon the liquidation or dissolution of the Partnership) to be paid directly to the Pledgee (and if any such payments or distributions are received by such Pledgor, such Pledgor will hold them in trust for the benefit of, and will immediately turn them over to, the

Pledgee) and the Pledgee will hold and dispose of all such payments and distributions as part of the Collateral.

     6.1.4. PAYMENT OF LOAN. The Pledgors, jointly and severally, agree to pay the Loan in accordance with the terms set forth in the Note.

     6.1.5. BOOKS AND RECORDS. Each Pledgor will keep full and accurate books and records relating to the Collateral, and will comply with the provisions of the Note relating to the delivery of financial statements.

     6.1.6. CHIEF EXECUTIVE OFFICE. No Pledgor will change its name or change the location of its chief executive office (A) to a location outside of the United States and (B) unless such Pledgor shall have (I) given the Pledgee at least 30 days' prior notice thereof and (II) made all filings or recordings, and taken all other action, necessary or desirable under applicable law to protect and continue the priority of the Lien created by this Agreement.

     6.1.7. FURTHER ASSURANCES. Each Pledgor will at any time and from time to time, at its own expense, promptly execute, acknowledge, file, deliver, record and publish all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and all such further certificates, instruments and documents, and take all such further action, as may be required by applicable law, or as may be necessary or desirable, or that the Pledgee may reasonably request, to (A) grant more effectively a security interest in favor of the Pledgee in all or any portion of the Collateral, (B) maintain, preserve or perfect the security interest and lien created or purported to be created by this Agreement, (C) preserve and defend against any Person its title to the Collateral and the rights purported to be granted therein by this Agreement to the Pledgee, (D) enable the Pledgee to exercise and enforce its rights and remedies hereunder, and (E) carry out more effectively the purposes of this Agreement.

     6.1.8. ESTOPPEL CERTIFICATES. From time to time, upon request of any Pledgor, the Pledgee will deliver to such Pledgor a statement as to (A) the outstanding principal of, and accrued and unpaid Interest on, the Note and (B) whether the Pledgee is aware that any Event of Default, or any event or condition which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing. From time to time, upon request of the Pledgee, each Pledgor will deliver to the Pledgee a statement as to (I) the outstanding principal of, and accrued and unpaid Interest on, the Note and (II) whether such Pledgor is aware that any Event of Default, or any event or condition which, with notice or lapse of time or both, would become an Event of Default, has occurred and is continuing.

     6.1.9. CONSENT OF WESTLAND REALTY. Westland Realty, as the sole shareholder of the capital stock of each of Westfield Partners and Westland Realty, hereby acknowledges that it has approved the pledge of the Collateral to the Pledgee and hereby covenants to cause the Pledgors to comply with the terms of the Note and this Agreement.

     6.1.10. COMPLIANCE WITH PARTNERSHIP AGREEMENT. The Pledgors shall comply with their respective obligations under the Partnership Agreement in accordance with the terms thereof. To the extent within the Pledgors' control, the Pledgors shall not permit the Partnership to expand its business beyond the Property without the prior written consent of the Pledgee, which consent will not be unreasonably withheld by the Pledgee.

     6.2     COVENANTS RELATING TO THE PROPERTY.

     6.2.1. ADDITIONAL DEBT AND LIENS. To the extent within Pledgors' control, no Pledgor will permit the Partnership to incur any indebtedness for borrowed money secured by a Lien on the Property or any other assets of the Partnership, other than the indebtedness incurred pursuant to the Prudential Financing Documents or as may be approved by the prior written consent of Pledgee.

     6.2.2. NO REFINANCING OF PRUDENTIAL DEBT. To the extent within Pledgors' control, no Pledgor will permit the Partnership to refund or refinance the indebtedness incurred pursuant to the Prudential Financing Documents without the prior written consent of the Pledgee.

     6.2.3. AMENDMENTS OF CERTAIN DOCUMENTS. To the extent within Pledgors' control, no Pledgor will permit the Partnership to amend, modify or terminate, or to grant any waiver or consent under, the Partnership Agreement, the Management Agreement or any of the Prudential Financing Documents without the prior written consent of the Pledgee. To the extent within Pledgors' control, the Pledgors will cause the Partnership to comply with all of its obligations under each of the Partnership Agreement, the Management Agreement and the Prudential Financing Documents.

     6.2.4. WARRANTY OF TITLE. The Pledgors warrant that the Partnership has good and marketable title to the Property, that the Partnership possesses an unencumbered and indefeasible fee estate in the Property and that the Partnership owns the Property free and clear of all liens, encumbrances and charges whatsoever except for those incurred pursuant to the Prudential Financing Documents and those approved by the Pledgee (which includes all matters existing of record as of the date hereof) (collectively, the "PERMITTED ENCUMBRANCES"). To the extent within Pledgors' control, the Pledgors will not permit the Partnership to further encumber the Property except as permitted by this Agreement. Notwithstanding the foregoing, the Pledgors may permit the Partnership to grant to the appropriate parties easements for utility purposes (including easements for utility rights of way) affecting the Property, in the ordinary course of business or development of the Property, provided that such easements have no material, adverse effect on the Property or any part thereof, the value thereof or the use thereof as a first-class regional shopping center, and the Pledgee agrees that such utility easements which meet all of the foregoing requirements shall be deemed Permitted Encumbrances hereunder. The Pledgors will forever warrant, defend and preserve such title to the Pledgee against the claims of all persons whomsoever. The Partnership has entered into that certain Easement and Option to Purchase Agreement (the "EASEMENT AGREEMENT") as of July 1, 1993 with Westland Properties, Inc., recorded in the Register's Office on July 7, 1993 in Deed Book 7617, Page 684, pursuant to which Easement Agreement the Partnership is granted an easement over certain adjacent property for ingress and egress purposes and parking of vehicles and other uses and activities approved by Westland Properties, Inc. The Easement Agreement also grants to the Partnership an option to purchase the property. To the extent within the Pledgors' control, the Pledgors covenant and agree that they will not permit the Partnership to exercise any option to purchase the property under the Easement Agreement or make use of the easement for any purpose other than ingress and egress and for the parking of vehicles without first obtaining the prior written consent of the Pledgee.

     6.2.5. INSURANCE. (a) To the extent within the Pledgors' control, the Pledgors will cause the Partnership, at its sole cost and expense, to keep the Property insured during the entire term of this Agreement for the benefit of, among other parties, the Pledgors and the Pledgee against loss or damage by fire and against loss or damage by other risks embraced by coverage of the type now known as "fire and extended coverage", including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary, theft and mysterious disappearance, in an amount (I) equal to at least 100% of the then "full replacement cost" of the improvements and equipment, without deduction for physical depreciation, and (II) such that the insurer would not deem the Partnership a co-insurer under such policies. The policies of insurance carried in accordance with this Section 6.2.5 shall be paid in advance (in such installments as the Partnership may elect to pay under the terms of such policies without being in default in payment of premiums) and shall contain the "Replacement Cost Endorsement" with a waiver of depreciation.

    (b) To the extent within the Pledgors' control, the Pledgors will cause the Partnership, at its sole cost and expense, for the mutual benefit of, among other parties, the Pledgors and the Pledgee, to obtain and maintain during the entire term of this Agreement the following policies of insurance:

    (i) Flood Insurance if the Property is located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any successor act thereto) in an amount at least equal to the outstanding principal amount of the Note and the Prudential Financing or the maximum limit of coverage available with respect to the improvements and equipment under said Act, whichever is less.

    (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and person injuries (including death resulting therefrom) coverages.

    (iii) Rental loss insurance in an amount equal to at least 100% of the aggregate annual amount of all rents and additional rents payable by all of the tenants under the leases at the Property (whether or not such leases are terminable in the event of a fire or casualty), such rental loss insurance to cover rental losses for a period from the date of the fire or casualty in question through the date which is 365 days after the completion of the restoration of the damage caused by such fire or casualty. The amount of such rental loss insurance shall be modified annually to reflect all increased rent and increased additional rent payable by all of the tenants under the leases.

    (iv) Insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the improvements.

    (v) To the extent within the Pledgors' control, such other insurance (excluding earthquake insurance) as may from time to time be reasonably required by the Pledgee in order to protect its interests, provided such insurance is available at commercially reasonable rates and is customarily carried in the regional shopping center industry.

    (c) To the extent within the Pledgors' control, all policies of insurance (the "POLICIES") required pursuant to this Section 6.2.5 (i) shall be issued by an insurer reasonably satisfactory to the Pledgee (it being agreed that any unrelated third party insurer having all required authority to issue insurance policies relating to property located in the State of New Jersey, and having an A.M. Best Property/Casualty Rating of A- or better and an A.M. Best Financial Size Rating of Class VIII or better, shall be deemed satisfactory to the Pledgee), (ii) shall be maintained throughout the term of the Note without cost to the Pledgee, (iii) shall contain such provisions as the Pledgee deems reasonably necessary or desirable to protect its interest, including, without limitation, endorsements providing that neither the Partnership, the Pledgee nor any other party shall be a co-insurer under such Policies and that the Pledgee shall receive at least 30 days' prior written notice of any modification or cancellation, and (IV) shall be reasonable satisfactory in form and substance to the Pledgee and shall be subject to the Pledgee's approval (which approval shall not be unreasonably withheld or delayed) as to amounts, form, risk coverage, deductibles, loss payees and insureds (provided that the Pledgee's agreement to be reasonable in approving amounts, form, risk coverage, deductibles, loss payees and insureds shall in no way affect or limit the specific insurance requirements otherwise required to be observed by the Pledgors under this Section 6.2.5). The Pledgors may permit the Partnership to obtain blanket policies covering the Property and other property owned by affiliates of the Partnership in satisfaction of the foregoing insurance requirements, provided that such blanket policies meet all of the foregoing insurance requirements, including, without limitation, amounts and deductibles as to the Property and loss payees and insureds. Not later than five days prior to the expiration date of each of the Policies, the Pledgors will deliver to the Pledgee satisfactory evidence of the renewal of each of the Policies.

    (d) If the Property shall be damaged or destroyed, in whole or in part, by fire, or other casualty, the Pledgors will give prompt written notice thereof to the Pledgee and prior to the making of any repairs thereto, PROVIDED, HOWEVER, that no such notice shall be required where the loss or damage is $2,000,000 or less and no Event of Default shall have occurred and be continuing. If the loss or damage exceeds $2,000,000, then, subject to the terms of the existing mortgage on the Property and to the extent within the Pledgors' control, the Pledgors will cause the Partnership promptly to commence and diligently to continue to perform the repair and restoration of the Property so damaged or destroyed so as to restore the Property to substantially as good, or better, condition as existed immediately prior to such damage or destruction. To the extent within the Pledgors' control, the Pledgors will cause the Property to be repaired and restored in accordance with all legal requirements, pursuant to plans reasonably approved by the Pledgee and otherwise in accordance with the requirements of this Agreement.

     6.2.6.  PAYMENT OF TAXES, ETC.  (a)   To the extent within the Pledgors'
control, the Pledgors will cause the Partnership to pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Property or any part thereof (the "TAXES") and all maintenance charges, other governmental impositions, and other charges prior to delinquency and before interest and/or penalties become due. The Pledgors will deliver to the Pledgee, promptly upon the Pledgee's request, evidence reasonably satisfactory to the Pledgee that the Taxes and such charges, fees and impositions have been so paid and are not then delinquent. To the extent within the Pledgors' control, the Pledgors will not permit the Partnership to suffer, and will promptly cause to be paid and discharged, any Lien which may be or become a Lien (including, without limitation, tax liens and mechanics' liens) against the Property (other than the Permitted Encumbrances), and will promptly pay for all utility services provided to the Property.

     (b) Notwithstanding the provisions of subsection (a) of this Section 6.10, the Pledgors may permit the Partnership to contest in good faith the amount or validity of any such Lien (including, without limitation, tax liens and mechanics' liens) referred to in the last sentence of subsection (a) above (or in connection with any tenant mechanics' lien to enforce the Partnership's rights under the lease to cause tenant to remove such mechanics' lien) by appropriate legal proceedings and in accordance with all applicable law, after notice to, but without cost or expense to, the Pledgee, PROVIDED that: (I) the Partnership pays all Taxes prior to delinquency and before interest and/or penalties become due, unless the Pledgors deliver evidence that, as a result of the Partnership's contest, the Partnership's obligation to pay such Taxes has been deferred by the appropriate governmental authority, in which event the Pledgors may permit the Partnership to defer such payment of such Taxes until the date specified by such governmental authority; (II) such contest shall be promptly and diligently prosecuted by and at the expense of the Partnership;
(III) the Pledgee shall not thereby suffer any civil penalty, or be subjected to any criminal penalties or sanctions; (IV) such contest shall be discontinued if at any time all or any part of the Property shall be in imminent danger of being foreclosed, sold, forfeited, or otherwise lost; and (V) during such contest the Pledgors will, at the option of the Pledgee, provide security satisfactory to the Pledgee, indemnifying and protecting the Pledgee against any liability, loss or injury by reason of such contest (PROVIDED that the Pledgee shall not require that the Pledgors post a bond as security in connection with the contest of a mechanic's lien but it will post other security reasonably satisfactory to the Pledgee).

     6.2.7. LEASES AND RENTS. (a) To the extent within the Pledgors' control, the Pledgors will cause the Partnership to use its reasonable efforts to require that leases of the Property (the "LEASES") provide for rental rates comparable to other similarly postured first class regional shopping center malls in the relevant market area and be arm's-length stand-alone transactions with independent third parties. To the extent within the Pledgors' control, all Leases shall be subject to the prior written approval of the Pledgee, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, a proposed Lease shall automatically be deemed approved by the Pledgee (a "DEEMED APPROVED LEASE") if (I) such Lease covers an area of 10,000 square feet or less, or, to the extent the Lease is with a "national or regional" tenant (as hereinafter defined), covers an area of 18,000 square feet or less, (II) such Lease provides a term of not less than five years nor more than ten years, excluding renewal options (or 15 years, including renewal options), (III) such Lease does not grant the tenant any options to purchase, or rights of first refusal with respect to, all or any portion of the Property, or any options, or rights of first refusal with respect to, expansion of the premises demised thereby, (IV) such Lease does not grant the tenant any right of self help or set-off, (V) such Lease or the provisions thereof does not violate, or cause any violation of any other Lease or the provisions thereof, and (VI) the rental of the Lease is upon Fair Market Rental Terms (hereinafter defined). As used herein, the term "FAIR MARKET RENTAL TERMS" shall mean that all of the rental terms of a lease, including, without limitation, base rent, additional rent, percentage rent and payment of escalations, and taking into account all concessions, when taken as a whole, shall be at or above the then current market rental rates for comparable space located in the applicable market. Notwithstanding anything to the contrary in this subsection (a), the Pledgors shall not be required to obtain the Pledgee's approval in connection with temporary/seasonal occupancy arrangements (which are licenses, not leases). For purposes of this subsection, the term "national or regional tenant" shall mean an entity then operating under a single business name in four or more shopping centers in the United States each of which shopping centers contains more than 400,000 square feet of leasable retail space, including, without limitation, anchors.

     (b) (i) To the extent within the Pledgors' control, the Pledgors will not permit the Partnership, without the prior written consent of the Pledgee, which consent shall not be unreasonably withheld or delayed, to
(A) cancel, terminate, amend or modify the terms of any Lease listed on Schedule II attached hereto (the "MAJOR LEASES") or accept a surrender thereof,
(B) consent to any assignment of or subletting under any Major Lease, or
(C) cancel, terminate, abridge or otherwise modify any guaranty of any Major Lease or the terms thereof.

    (ii) The Pledgors may permit the Partnership, without the prior written consent of the Pledgee, to (A) cancel, terminate, amend or otherwise modify the terms of any Deemed Approved Lease, or accept a surrender thereof, (B) consent to an assignment or subletting under any Deemed Approved Lease or (C) cancel, terminate, amend or modify any guaranty of a Deemed Approved Lease or the terms thereof, PROVIDED that (X) no Event of Default shall have occurred and be continuing hereunder, (Y) the Deemed Approved Lease, after any such modification or amendment, will continue to meet the requirements set forth in clauses (i) through (vi) of subsection (a) above, provided, however, that with respect to clause (ii) of subsection (a) above, if the remaining term of the Deemed Approved Lease is less than five years immediately prior to the time of amendment, then the fact that such term is less than five years shall not cause the Pledgee's consent to be required with respect to such amendment so long as the Partnership does not reduce such term any further as part of such amendment by more than the number of years equal to 20% of the original term (excluding renewal options) of such Lease, and (Z) such cancellation, termination, amendment or modification, or acceptance of a surrender, of a Deemed Approved Lease or such guaranty thereof, when taken together with other cancellations, terminations, amendments, modifications or acceptances of surrender of Deemed Approved Leases or guarantees thereof over the prior six month period, will not materially adversely affect the Property or the value thereof, provided that the Partnership may in any event terminate a Deemed Approved Lease on account of a material default by the tenant thereunder.

    (iii) The Pledgors may permit the Partnership, without the prior written consent of the Pledgee, to (A) cancel, terminate, amend or otherwise modify the terms of any Lease other than Leases described under subsections (i) and (ii) above (each, a "NON-MAJOR LEASE"), or accept a surrender thereof, (B) consent to an assignment or subletting under any Non-Major Lease or (C) cancel, terminate, amend or modify any guaranty of a Non-Major Lease or the terms thereof, provided that (X) no Event of Default shall have occurred and be continuing hereunder, and (Y) without the prior written consent of the Pledgee, to the extent within the Pledgors' control, the Pledgors will not permit the Partnership to (1) change the rental, economics or term of any such Non-Major Lease (or grant to tenant options to purchase or rights of first refusal with respect to all or any portion of the Property, or grant to tenant options or rights of first refusal with respect to expansion space, or add landlord obligations to construct, or modify termination or cancellation rights or self help or offset rights, or add or modify environmental indemnities), (2) cancel or terminate such Non-Major Lease except for a material default thereunder, or (3) consent to an assignment of or subletting with respect to such Non-Major Lease except to the extent the tenant has the right so to assign or sublet the leased premises without the Partnership's consent.

     To the extent within the Pledgors' control, the Pledgors will cause the Partnership not to accept prepayments of installments of rents for a period or more than one month in advance without the prior written consent of the Pledgee (provided that this provision shall not be deemed to apply to installments of rents delivered to the Partnership as a security deposit under such Lease).

     (c) With respect to each Lease, to the extent within the Pledgors' control, the Pledgors will cause the Partnership to (I) fulfill or perform each and every material provision thereof on the lessor's part to be fulfilled or performed, (II) promptly send copies to the Pledgee of all material notices of default which the Partnership shall send or receive thereunder, and (III) enforce all of the material terms, covenants and conditions contained in such Lease upon the lessee's part to be performed, PROVIDED, HOWEVER, that the Partnership shall not be required to terminate Leases as part of such enforcement. Notwithstanding the foregoing sentence, with respect to any Lease covering an area of less than 10,000 square feet, (A) the Partnership shall not be required to perform its obligations with respect to such Lease set forth in clauses (i) and (iii) of the foregoing sentence, if such failure to perform such obligations, when taken together with the Partnership's failure to perform its obligations under clauses (i) and (iii) of the foregoing sentence with respect to other Leases covering an area of less than 10,000 square feet over the prior 12 month period, will not materially, adversely affect the Property or the value thereof, and (B) notwithstanding the provisions of clause (A) above, the Partnership shall at all times be required to perform its obligations under clauses (i) and (iii) of the foregoing sentence with respect to any provisions in such Leases concerning life, safety or discrimination issues.

     (d)       To the extent the Pledgee's consent is required under this
Section 6.11, the Pledgee agrees that it will not unreasonably withhold or delay such consent.

    (e) The Pledgors will deliver to the Pledgee on an annual basis commencing on June 1, 1998, (I) an updated rent roll for the Property, which shall be highlighted to show all material changes due to the modification or termination of Leases or guarantees thereof pursuant to subsection (c) above, and (II) lease abstracts in form reasonably satisfactory to the Pledgee with respect to such modifications, the items required under clauses (i) and (ii) above to be certified by an authorized officer of Westland Management.

     6.2.8. MAINTENANCE OF PROPERTY. (a) To the extent within the Pledgors' control, the Pledgors will cause the Partnership, at its sole cost and expense, to keep and maintain the Property, including, without limitation, the parking, the recreational and landscaped portions thereof and the loading docks, in its current order and condition and in accordance with the Partnership's current standards of maintenance. To the extent within the Pledgors' control, the Pledgors will not permit the Partnership to diminish, remove or demolish the improvements and the equipment on the Property (except up to an aggregated amount of $1,000,000 in any given calendar year or, in addition, with respect to equipment, unless the Partnership concurrently therewith replaces the same with reasonably similar and comparable items of equal or greater value) or materially altered, and to the extent within the Pledgors' control, the Pledgors will not permit the Partnership to erect any new buildings, structures or building additions on the Property without the prior written consent of the Pledgee (provided that such consent shall not be unreasonably withheld or delayed with respect to new buildings, structures or building additions on the Property). To the extent within the Pledgors' control, the Pledgors will cause the Partnership promptly to comply in all material respects with all laws, orders and ordinances affecting the Property, or the use thereof, PROVIDED, HOWEVER, that nothing in the foregoing clause shall require the Partnership to comply with any such law, order or ordinance so long as the Partnership shall in good faith, after notice to, but without cost or expense to, the Pledgee, contest the validity of such law, order or ordinance by appropriate legal proceedings and in accordance with all applicable law, which proceedings must operate to prevent (1) the enforcement thereof, (2) the payment of any fine, charge or penalty by the Pledgee, (3) the sale or forfeiture of the Property or any part thereof, (4) the imposition of criminal liability on the Pledgee and (5) the imposition, unless stayed, of civil liability on the Pledgee; PROVIDED that during such contest, if requested by the Pledgee and to the extent within the Pledgors' control, the Pledgors will, or will cause the Partnership to, provide security reasonably satisfactory to the Pledgee (after taking into account the financial wherewithal of the Partnership), indemnifying and protecting the Pledgee against any liability, loss or injury by reason of such non-compliance or contest, and provided further, that such contest shall be promptly and diligently prosecuted by and at the expense of the Partnership. To the extent within the Pledgors' control, (A) the Pledgors will cause the Partnership promptly, at its sole cost and expense, to repair, replace or rebuild any part of the Property which may become damaged, worn or dilapidated, (B) the Pledgors will not permit the Partnership to commit any waste at the Property, (C) the Pledgors will cause the Partnership to operate the Property at all times as a first-class regional shopping center, and (D) the Pledgors will cause the Partnership to be managed at all times by an manager approved by the Pledgee (which approval will not be required for any affiliate of Westfield Holdings Limited).

     6.2.9. PERFORMANCE OF OTHER AGREEMENTS. To the extent within the Pledgors' control, the Pledgors will cause the Partnership to observe and perform all of the material terms to be observed and performed by the Partnership pursuant to the terms of any material agreement or material recorded instrument affecting or pertaining to the Property (including the loan on the Property).

     6.2.10. HAZARDOUS SUBSTANCES. To the extent within the Pledgors' control, the Pledgors will cause the Partnership, at no cost or expense to the Pledgee, to comply with and will cause all occupants of the Property to comply with all applicable federal state and local laws, rules, regulations and orders with respect to the discharge, generation, removal, transportation, storage and handling of hazardous or toxic wastes or substances, including, without limitation, PCB material (collectively "HAZARDOUS SUBSTANCES"), remove or cause the removal of any Hazardous Substances from the Property that are in violation of applicable law, pay immediately when due the cost of removal of any Hazardous Substances removed from the Property, and keep the Property free of any Lien imposed pursuant to such laws, rules, regulations and orders PROVIDED, HOWEVER, with respect to tenants under Leases, the Partnership shall have 180 days to cause such tenants under Leases to comply with such laws, rules, regulations and orders. To the extent within the Pledgors' control, the Pledgors will not permit the Partnership or any occupant of the Property to use, discharge, transport, or install any PCB material. To the extent within the Pledgors' control, the Pledgors will cause the Partnership to maintain the integrity of all storage tanks and drums on or under the Property during the term of the loan in compliance with all applicable laws, rules, regulations and orders. To the extent within the Pledgors' control, the Pledgors will cause the Partnership to follow an operation and maintenance program with respect to all storage tanks and drums on or under the Property after the date hereof, which program has been approved in writing by the Pledgee. The Pledgors will indemnify the Pledgee and hold the Pledgee harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that the Pledgee actually incurs as a result of the assertion against the Pledgee of any claim relating to the presence or removal of any Hazardous Substances or storage tanks or drums referred to in this paragraph, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto. The obligations and liabilities of Pledgors under this Section 6.2.10 shall survive full payment of the Note, any entry of judgment of foreclosure or a deed in lieu of foreclosure.

     6.2.11. ASBESTOS. To the extent within the Pledgors' control, the Pledgors will not permit the Partnership or install or permit to be installed in the Property, friable asbestos or any substance containing asbestos (collectively, "HAZARDOUS ASBESTOS"). With respect to any such Hazardous Asbestos currently present in the Property, to the extent within the Pledgors' control, the Pledgors will cause the Partnership, at no cost or expense to the Pledgee, promptly to comply with, and to cause all occupants of the Property to comply with, all applicable federal, state or local laws, rules, regulations or orders; provided, however, with respect to tenants under Leases, the Partnership shall, have 180 days to cause such tenants under Leases to comply with such applicable laws, rules, regulations and orders. The Pledgors will indemnify the Pledgee and hold the Pledgee harmless from and against all loss, cost, damage and expense (including, without limitation, attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that the Pledgee actually incurs as a result of the assertion against the Pledgee of any claim relating to the presence or removal of any Hazardous Asbestos, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto. The obligations and liabilities of the

Pledgors under this Section 6.2.11 shall survive full payment of the Note, any entry of judgment of foreclosure or a deed in lieu of foreclosure.


SECTION 7.  RIGHTS OF THE PLEDGEE.

     7.1. NO OBLIGATIONS OR LIABILITY TO THE PLEDGORS. The rights of the Pledgee hereunder shall not be conditioned or contingent upon the pursuit by the Pledgee of any right or remedy against any Pledgor or against any other Person which may be or become liable in respect of all or any part of the Secured Obligations or against any other collateral security therefor, guarantee therefor or right of offset with respect thereto. The rights and powers of the Pledgee hereunder are solely to protect its interest in the Collateral, and the Pledgee shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Pledgee be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Prior to foreclosure and sale or other transfer of the Collateral, neither the pledge of and granting of a security interest in the Collateral under Section 3 nor any action or inaction on the part of the Pledgee hereunder shall release any Pledgor from any of its obligations hereunder, or constitute an assumption of any such obligations on the part of the Pledgee, or cause the Pledgee to become subject to any obligation or liability to any Pledgor. The Pledgee has no obligation to perform any of the obligations or duties of any Pledgor as a partner of the Partnership.

     7.2.  RIGHT OF PLEDGEE TO PERFORM PLEDGORS' COVENANTS, ETC.  If any
Pledgor fails to make any payment or to perform any agreement required to be made or performed hereunder after notice and opportunity to cure, the Pledgee may (but need not) at any time thereafter make such payment or perform such act, or otherwise cause such payment or performance. No such action will create any liability to any Pledgor on the part of the Pledgee. All amounts so paid by the Pledgee and all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Pledgee in any such performance shall accrue interest from the date paid or disbursed until reimbursed to the Pledgee in full by or on behalf of the Pledgors at the rate of 12% per annum. All such amounts shall constitute additional indebtedness of the Pledgors secured hereunder and shall be payable on demand.

     7.3. ADDITIONAL SECURITY. Without notice to or consent of any Pledgor and without impairment of the security interest and rights granted pursuant to this Agreement, the Pledgee may accept, from any Person or Persons, additional security for the Secured Obligations. Neither the giving of this Agreement nor the acceptance of any such additional security will prevent the Pledgee from resorting, first to such additional security, or, first to the security created by this Agreement, in either case without affecting the Pledgee's security interest and rights granted pursuant to this Agreement.

     7.4. RELEASE OF THE PLEDGE AND SECURITY INTEREST CREATED HEREBY. Upon payment in full of the outstanding principal amount of, and accrued Interest on the Note in accordance with its terms and payment or satisfaction of all other Secured Obligations, the Pledgee will, upon the written request of the Pledgors, return to the respective Pledgors all Collateral held by the Pledgee and, if the Pledgors so request, execute and deliver to, or as directed in writing by, the Pledgors an appropriate instrument (in due form for recording or filing) sufficient to release from the pledge and security interest created hereby the Collateral and all other property subject thereto.


SECTION 8.  EVENTS OF DEFAULT; REMEDIES AND ENFORCEMENT.

     8.1. EVENTS OF DEFAULT. An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

    (a) any Pledgor fails to make any payment under this Agreement, the Note or any other agreement executed by any Pledgor as security for the payment of the Note, within five days of the date when any such payment is due; or

    (b) any Pledgor, within 30 days after written notice from the Pledgee (or, if not curable within 30 days, such Pledgor does not commence cure of such default within such 30 day period and thereafter diligently pursue such cure), fails to perform or violates any other of the terms or conditions contained in this Agreement, in the Note or under any other agreement executed by any Pledgor as security for the payment of the Note; or

    (c) any representation or warranty made in writing by or on behalf of any Pledgor in this Agreement or in the Note or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

    (d) an event of default shall occur and be continuing under the Prudential Financing and Prudential shall have accelerated the payments of the indebtedness represented by the Prudential Financing and commenced the exercise of remedies under the Prudential Financing.

    (e) any Pledgor (I) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (II) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (III) makes an assignment for the benefit of its creditors, (IV) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (V) is adjudicated as insolvent or to be liquidated, or (VI) takes corporate action for the purpose of any of the foregoing; or

    (e) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by any Pledgor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Pledgor, or any such petition shall be filed against any Pledgor and such petition shall not be dismissed within 60 days.

     8.2. REMEDIES. If an Event of Default shall have occurred and be continuing, then, in addition to the actions referred to in Section 5.2, the Pledgee may take any or all of the following actions, without demand of performance or other demand, advertisement or notice of any kind to or upon any Pledgor or any other Person (except the notice specified in Section 8.2(b) of time and place of public or private sale), all and each of which demands, advertisements and/or notices are hereby expressly waived:

     (a) The Pledgee may, as assignee of the respective Pledgors with respect to the Collateral, in its own name or, at its sole option, in the name of such Pledgor, exercise any or all of the rights, powers and privileges of, and pursue any or all of the remedies accorded to, such Pledgor as a partner of the Partnership, and may exclude such Pledgor and all Persons claiming by, through or under such Pledgor wholly or partly from the Collateral, including, without limitation, the right to ask for, demand, take, collect, sue for, receive, compromise and settle all payments in respect of the Collateral which such Pledgor, except for the execution hereof, could ask for, demand, take, collect, sue for, receive, compromise and settle for its own use, and in connection therewith, the Pledgee may enforce all rights and remedies as a partner of the Partnership, which such Pledgor could enforce if this Agreement had not been made, and such Pledgor hereby ratifies any action which the Pledgee shall take to enforce its rights hereunder.

     (b) The Pledgee may forthwith collect, recover, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of and deliver the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, or at any of the Pledgee's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Pledgee need not make any sale of Collateral even if notice thereof has been given, may reject any and all bids that in its normally reasonable discretion it shall deem adequate, and may adjourn any public or private sale. Without limiting the foregoing, the Pledgors agree that the Pledgee need not give more than five days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters, and waives all other demands or notices of any kind.

     (c) The Pledgee shall as a matter of right and without notice to any Pledgor or any Person claiming by, through or under such Pledgor, and without regard to the then value of the Collateral or the interest of such Pledgor therein, be entitled to the appointment of a receiver for all or any part of the Collateral or otherwise, and such Pledgor hereby irrevocably consents to the appointment of such receiver and will not oppose any such appointment.

     (d) In addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Secured Obligations, the Pledgee shall have and may exercise with respect to the Collateral or any Pledgor any and all the rights and remedies of a secured party under the NYUCC.

     Each Pledgor consents to and ratifies any action which the Pledgee may take to enforce its rights under this Section 8.2. Each Pledgor waives the benefit of all appraisement, valuation, stay, extension, moratorium and redemption laws now or hereafter in force and all rights of marshaling in the event of the sale of the Collateral or any part thereof or any interest therein. Each Pledgor will execute and deliver such documents as the Pledgee deems advisable or necessary in order that any such sale or disposition be made in compliance with applicable law.

     Any sale or other disposition of the Collateral or any part thereof or interest therein in the exercise of any remedy hereunder will constitute a perpetual bar against each Pledgor and any Persons claiming by, through or under such Pledgor. Upon any such sale or other disposition, the receipt of the officer making the sale or other disposition or of the Pledgee is a sufficient discharge to the purchaser for the purchase money, and such purchaser will have no duty to see to the application thereof.

     8.3. APPLICATION OF PROCEEDS FOLLOWING EVENT OF DEFAULT. All amounts held or collected by the Pledgee as part of the Collateral (including, without limitation, all amounts realized as a result of the exercise of any rights and remedies hereunder) following the occurrence of any Event of Default will be applied forthwith by the Pledgee as follows:

     FIRST: to the payment of all costs and expenses of such exercise (including, without limitation, the cost of evidence of title and the costs and expenses, if any, of taking possession of, retaining custody over and preserving the Collateral or any part thereof, or any interest therein prior to such exercise), all costs and expenses of any receiver of the Collateral or any part thereof, or any interest therein, any taxes, assessments or charges with respect to any of the Collateral, whether or not prior to the lien of this Agreement, which the Pledgee may consider it necessary or desirable to pay and all amounts due and payable to the Pledgee under Section 6.1.7 or 7.2 and unpaid;

     SECOND: to the payment of the accrued and unpaid Interest in accordance with the provisions of the Note;

     THIRD: if the Note has not become due and payable in full, to the payment of all outstanding principal of then due and payable on the Note;

     FOURTH: if the Note has become due and payable in full whether at maturity, by prepayment, acceleration, declaration of default or otherwise, to the ratable payment of the outstanding principal of the Note in accordance with the provisions of the Note and the Make-Whole Amount (as defined in the Note);

     FIFTH: to the payment of all other obligations secured hereunder for which moneys have not theretofore been applied; and

     SIXTH: at such time as all of the obligations of the Pledgors under the Note have been paid in full in cash in accordance with the terms of the Note and all other Secured Obligations have been paid or performed to the satisfaction of the Pledgee, the remainder, if any, will be paid over to Pledgors, their respective successors or assigns, or to whomsoever may be lawfully entitled to receive the same, as determined by a court of competent jurisdiction.

     8.4. PURCHASE OF COLLATERAL BY PLEDGEE. The Pledgee may be a purchaser of the Collateral or any part thereof or any interest therein at any sale or other disposition hereunder and may apply against the purchase price the indebtedness secured hereby, in the case of the Pledgee, the indebtedness secured hereby owing to such purchaser, to the extent of such purchaser's distributive share of the purchase price. The Pledgee shall, upon any such purchase, acquire good title to the Collateral so purchased free of the lien and security interest created by this Agreement and free of all rights of equity or redemption in any Pledgor, which right of equity and redemption each Pledgor hereby expressly waives and releases, and each Pledgor hereby covenants to warrant and defend the title of such purchaser against all claims arising by, through or under any Pledgor.

     8.5. RECEIPT SUFFICIENT DISCHARGE. Upon any sale or other disposition hereunder of the Collateral or any part thereof or any interest therein, the receipt of the officer making the sale under judicial proceedings or of the Pledgee shall be a sufficient discharge to the purchaser for the purchase money, and such purchaser shall have no duty to see to the application thereof.

     8.6. SALE A BAR AGAINST THE PLEDGORS. Any sale or other disposition hereunder of the Collateral or any part thereof or any interest therein shall forever be a bar against any Pledgor to assert any claim of ownership to the Collateral or any part thereof or such interest therein.

     8.7. NO WAIVER; CUMULATIVE REMEDIES. The Pledgee shall not by any action or inaction be deemed to have waived any of its rights, powers or remedies hereunder except pursuant to a writing, signed by the Pledgee, and then only to the extent therein set forth. A waiver by the Pledgee of any right, power or remedy hereunder on any one occasion shall not bar the exercise of any right, power or remedy hereunder on any future occasion. No failure to exercise nor delay in exercising on the part of the Pledgee any right, power or remedy hereunder shall preclude the exercise of any other right, power or remedy. By accepting payment of any amount secured hereby after its due date, the Pledgee shall not be deemed to waive its right to require prompt payment when due of all other amounts payable hereunder. Each right, power and remedy of the Pledgee provided for in this Agreement or now or hereafter existing at law or equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for herein or therein or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise of any one or more of the rights, powers or remedies provided for herein or therein with respect to a part only of the Collateral shall not preclude the simultaneous or later exercise by the Pledgee of any or all such other rights, powers or remedies with respect to any other part of the Collateral.


SECTION 9.  PLEDGORS' OBLIGATIONS NOT AFFECTED.

       The covenants and agreements of the Pledgors set forth herein are and shall be joint and several primary obligations of each Pledgor, and, to the extent permitted by applicable law, such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by each Pledgor with its obligations hereunder) based upon any claim any Pledgor, the Partnership or any other Person may have against the Pledgee or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever, foreseeable or unforeseeable and without regard to whether any Pledgor, the Partnership or the Pledgee shall have any knowledge or notice thereof, including, without limitation:

    (a) any termination, amendment, modification, addition, deletion or supplement to or other change to any of the terms of any other instrument or agreement applicable to any of the parties hereto or thereto, or any assignment or transfer of any thereof, or any furnishing or acceptance or release of additional security for any Secured Obligation or for the obligations of any Person under this Agreement or the Note, or the failure of any security or the failure of any Person to perfect any interest in any collateral (including, without limitation, the Collateral);

    (b) any waiver of, or extension of time for the performance of, the payment, performance or observance of any of the obligations, conditions, covenants or agreements contained in this Agreement or the Note, or any other waiver, forbearance, consent, extension, renewal, indulgence, compromise, release, settlement, refunding or other action or inaction under or in respect of this Agreement or the Note or any other instrument or agreement, or under or in respect of any obligation or liability of any Pledgor, the Partnership or the Pledgee or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument of agreement or any such obligation or liability;

    (c) any failure, omission or delay on the part of the Pledgee to enforce, assert or exercise any right, power or remedy conferred on it in this Agreement or the Note to give notice to any Pledgor of the occurrence of an Event of Default;

    (d) any voluntary or involuntary bankruptcy, insolvency, reorganization, moratorium, assignment for the benefit of creditors, receivership, liquidation, marshaling of assets and liabilities or similar proceedings with respect to any Pledgor or the Partnership or any other Person or any of their respective properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding;

    (e) any limitation on the liability or obligations of the Partnership or any Pledgor under this Agreement or the Note or any other instrument or agreement, which may now or hereafter be imposed by law, or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any thereof;

    (f) any merger, consolidation or amalgamation of any Pledgor or the Partnership into or with any other Person, or sale, lease or transfer of any of the assets of any Pledgor or the Partnership to any other Person or change in the ownership of any shares of capital stock of any Pledgor or any change in the relationship between any Pledgor and any other Pledgor or the Partnership, or any termination of any such relationship; or

    (g) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance (other than full and irrevocable performance and payment of the Secured Obligations) which might otherwise constitute a legal or equitable defense, release or discharge or which might otherwise limit recourse against any Pledgor, whether or not the Pledgor shall have notice or knowledge of the foregoing.


SECTION 10.  MISCELLANEOUS.

     10.1. AMENDMENTS, ETC. Any amendment, alteration, modification or waiver of any term or provision of this Agreement, or consent to any departure by any Pledgor therefrom, must be in writing and signed by the Pledgee. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

     10.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto, whether so expressed or not.

     10.3. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and shall be sent (a) if to Westland Realty at its address at 11601 Wilshire Boulevard, Los Angeles, California 90025, Attention: President,
(b) if to Westfield Partners, at its address at 11601 Wilshire Boulevard, Los Angeles, California 90025, Attention: President, (c) if to Westland Management, at its address at 11601 Wilshire Boulevard, Los Angeles, California 90025,
Attention: President, (d) if to the Pledgee, at its address at 11601 Wilshire Boulevard, Los Angeles, California 90025, or (e) as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when received.

     10.4. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent made necessary by such prohibition or unenforceability. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable (i) the remaining provisions hereof or (ii) such provision in any other jurisdiction.

     10.5. NON-RECOURSE. Notwithstanding any provision herein or in the Note to the contrary, the Pledgee agrees with the Pledgors that in the event the Pledgee shall at any time take action to enforce the collection of the Note, it shall proceed first to foreclose its pledge under this Agreement (including sale under power of sale hereunder) and to exercise its remedies with respect to other collateral securing the Note instead of instituting suit upon the Note and if, as a result of such foreclosure and sale of the property described therein, a lesser sum is realized therefrom than the amount then due and owing hereunder and under the Note, the Pledgee will never institute any action, suit, claim or demand in law or in equity against any Pledgor or any partner, shareholder, officer or director of any Pledgor for or on account of such deficiency; PROVIDED, HOWEVER, that nothing in this Section 10.5 contained shall in any way affect or impair the Lien of this Agreement or any other collateral or any representation or warranty of title made in this Agreement by any Pledgor, all of which shall remain in full force and inure to the benefit of the Pledgee.
The Pledgee shall, nevertheless, be entitled to institute such an action, suit, claim, or demand against, and to recover a judgment against, the Pledgors for any such deficiency to the extent that such deficiency results from:
(a) intentional or willful fraud or misrepresentation by any Pledgor in connection with the execution and delivery of, or in connection with the representations and warranties provided in, this Agreement, the Note or any other documents executed by any Pledgor securing the Note or the performance of any Pledgor's obligations under this Agreement, the Note or such other documents or (b) the retention by any Pledgor of any rental or other income arising with respect to the Property which is collected by such Pledgor after the Pledgee has given notice to such Pledgor that such Pledgor is in default under the Note, this Agreement, or any other document executed by any Pledgor securing the Note.

     10.6. MISCELLANEOUS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Except as otherwise indicated, references herein to any "Section" means a "Section" of this Agreement. The table of contents and the section headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof.

     10.7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their representative officers thereunto duly authorized as of the date first above written.


                                       WESTLAND REALTY, INC.


                                       By
                                         -----------------------------------
                                          Name:
                                          Title:


                                       WESTFIELD PARTNERS, INC.


                                       By
                                         -----------------------------------
                                         Name:
                                         Title:


                                       WESTLAND MANAGEMENT, INC.


                                       By
                                         -----------------------------------
                                          Name:
                                          Title:


                                       WESTFIELD AMERICA, INC.


                                       By
                                         -----------------------------------
                                          Name:
                                          Title:

                                   PROMISSORY NOTE


$145,000,000                                     New York, New York
                                                 May __, 1997


         FOR VALUE RECEIVED, the undersigned, WESTFIELD PARTNERS, INC., a Delaware corporation ("WESTFIELD PARTNERS"), and WESTLAND MANAGEMENT, INC., a Delaware corporation ("WESTLAND MANAGEMENT", together with Westfield Partners, the "MAKERS"), jointly and severally promise to pay to WESTFIELD AMERICA, INC., a Missouri corporation (the "HOLDER"), or order, during regular business hours at its offices at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025, or at such other place as may be designated from time to time in writing by Holder, the principal sum of ONE HUNDRED FORTY-FIVE MILLION AND 00/100 DOLLARS ($145,000,000), together with Fixed Interest (as hereinafter defined) on so much thereof as is from time to time outstanding and unpaid, and Contingent Interest (as hereinafter defined), all in lawful money of the United States of America which shall at that time be deemed to be legal tender in payment of all debts and dues, public and private. The principal amount hereof, the Fixed Interest and the Contingent Interest shall be paid by the Makers to the Holder as set forth below.

         1. DEFINITIONS. As used in this Note, the following terms shall have the following meanings.

         "ACCELERATION DATE" shall mean the date on which the outstanding principal balance hereof is declared to be immediately due and payable pursuant to Section 8.

         "CONTINGENT INTEREST" shall mean an amount computed with respect to each fiscal quarter equal to the product of (A) 80% and (B) the excess of the Gross Adjusted Cash Flow over the amount of Fixed Interest, subject, in each case, to year-end audit adjustment as provided in Section 3, PROVIDED that the aggregate amount payable by the Makers on account of Fixed Interest and Contingent Interest for any Fiscal Year shall not exceed 11% per annum on the outstanding principal balance of this Note.

         "DEFAULT RATE" shall mean 12% per annum.

         "EVENT OF DEFAULT" shall have the meaning set forth in the Pledge Agreement.

         "FISCAL YEAR" shall mean the 12 calendar months commencing on January 1 and terminating on December 31 of each year until such time as the principal amount of this Note shall have been paid in full. The first Fiscal Year shall be the period commencing on the date hereof and ending on December 31, 1997.

         "FIXED INTEREST" shall have the meaning specified in Section 2.

         "GROSS ADJUSTED CASH FLOW" shall mean an amount computed with respect to each fiscal quarter equal to the aggregate net cash flow derived by each of Westfield Partners and Westland Management from their respective partnership interests in the Partnership, PROVIDED, however, that the amount of such net cash flow shall be adjusted and computed as if any mortgage loan to the Partnership secured by the Partnership's interest in the Property (a "Mortgage") bears interest at a rate of 7.25% per annum but computed otherwise in a manner consistent with the terms of such Mortgage.

         "HOLDER" shall mean Westfield America, Inc., a Missouri corporation.

         "MAKER" shall mean each of Westfield Partners and Westland Management.

         "MAKE-WHOLE AMOUNT" shall mean the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates to the Acceleration Date or Prepayment Date, as applicable, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which Fixed Interest is payable) equal to the Reinvestment Yield, PROVIDED that the Make-Whole Amount may in no event be less than zero.

         "MATURITY DATE" shall mean May   , 2007.

         "PARTNERSHIP" shall mean Westland Garden State Plaza Limited Partnership, a Delaware limited partnership.

         "PLEDGE AGREEMENT" shall mean the Pledge and Security Agreement, dated as of the date hereof, among the Makers, Westland Realty,

    Inc. and the Holder, as the same may from time to time be amended, modified or supplemented.

         "PREPAYMENT DATE" shall mean the date on which the outstanding principal balance hereof is prepaid in accordance with its terms.

         "PROPERTY" shall mean the Garden State Plaza shopping center located in Paramus, New Jersey.

         "REINVESTMENT YIELD" shall mean the yield to maturity implied by (I) the yields reported, as of 10:00 A.M. (New York City time) on the second business day preceding the Acceleration Date, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity date of May __, 2002, or (II) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second business day preceding the Acceleration Date, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a maturity date of May __, 2002. Such implied yield will be determined, if necessary, by (A) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (B) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than May __, 2002 and (2) the actively traded U.S. Treasury security with the duration closest to and less than May __, 2002.

         "REMAINING SCHEDULED PAYMENTS" shall mean Fixed Interest and Contingent Interest that would be due after the Acceleration Date or Prepayment Date until May __, 2002 assuming that each such payment was made on its scheduled due date and that the Contingent Interest borne by this Note was the maximum amount permitted (I.E., together with Fixed Interest, an aggregate amount equal to 11% per annum).

         "WESTFIELD PARTNERS" shall mean Westfield Partners, Inc., a Delaware corporation.

         "WESTLAND MANAGEMENT" shall mean Westland Management, Inc., a Delaware corporation.

         2. FIXED INTEREST. Fixed interest shall accrue on the principal balance outstanding hereunder at the rate of 8.5% per annum during the period from and including the date hereof through and including the payment in full of the principal balance of the Note (the "FIXED INTEREST"). Fixed Interest shall be payable in arrears on the last day of each March, June, September and December commencing on June 30, 1997. Fixed Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Each Maker acknowledges that the Fixed Interest shall be calculated on an aggregate basis and that each Maker shall be jointly and severally liable for the payment of the entire amount of Fixed Interest.

         3. CONTINGENT INTEREST. (a) In addition to the Fixed Interest and principal hereinabove provided for, the Makers hereby jointly and severally promise, covenant and agree to pay the Contingent Interest to the Holder. Each Maker acknowledges that the Contingent Interest shall be calculated on an aggregate basis for Westfield Partners and Westland Management and that each Maker shall be jointly and severally liable for the payment of the entire amount of Contingent Interest. Each Maker's obligation to pay Contingent Interest will become operative and will begin to accrue on the date hereof and shall continue so long as this Note remains outstanding. Payments of Contingent Interest shall be made quarterly in arrears, within 30 days of the end of each fiscal quarter for which such Contingent Interest relates, except that the last installment of Contingent Interest shall be paid on the date on which this Note is paid in full.

         (b) The Holder shall not, as a result of the rights granted herein, including, without limitation, the right to receive Contingent Interest, be considered as a co-owner, co-partner or co-venturer in the Property or under any of the leases thereof or otherwise or under any other obligation, with any of the Makers. It is further agreed that the Holder shall not be required to perform or discharge any obligation, duty or liability under any of the leases and the Makers shall and do hereby jointly and severally agree to indemnify and hold the Holder harmless from and against any and all liability, loss or damage which it may or might incur as a result hereof and of and from any and all claims or demands whatsoever which may be instituted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the leases; and should the Holder incur any such liability under any of the leases, or under or by virtue of this Note or the Pledge Agreement, or in defense of any claims or demands, the amount thereof, including costs, expenses and reasonable attorney's fees, shall be secured by the Pledge Agreement and the Makers agree to reimburse the Holder therefor immediately upon demand and upon the failure of the Makers to do so, the Holder may consider such failure a default under this Note (subject to any applicable notice and cure provisions in this Note) and declare this Note immediately due and payable.

         (c) At maturity or upon any voluntary prepayment of this Note in accordance with Paragraph 7, then in addition to all other sums which may be due, accrued Contingent Interest for the last fiscal quarter and for any prior fiscal quarter if not yet paid shall also be due and payable. For purposes of computing the amount of Contingent Interest required to be paid for the last fiscal quarter or the fiscal quarter preceding the last fiscal quarter if a financial statement thereof is not yet required to be delivered, Contingent Interest shall be deemed to be the greater of (I) the average annual amount of Contingent Interest for the preceding three full fiscal quarters for which financial statements were received; and (II) the average annual amount of Contingent Interest for all previous fiscal quarters for which financial statements were received. The Contingent Interest payable for the last fiscal quarter shall be a pro-rata share (based on the time elapsed in the last fiscal quarter) of the Contingent Interest figure calculated in accordance with the foregoing.

         4. PAYMENT OF PRINCIPAL. The entire unpaid balance of this Note, together with all unpaid accrued interest (including, without limitation, accrued Fixed Interest and Contingent Interest) and all sums due hereunder and under the Pledge Agreement shall be due and payable on the Maturity Date.

         5. FINANCIAL STATEMENTS; BOOKS AND RECORDS. (a) Commencing not later than July 30, 1997, and continuing not later than on the last day of January, April, July and October in each succeeding Fiscal Year thereafter until this Note shall have been paid in full, and again on the day when the last payment against the principal hereof is made, each of Westfield Partners and Westland Management shall deliver to the Holder unaudited financial statements prepared in accordance with generally accepted accounting principles consistently applied for the Property, certified by the principal financial officer of Westland Management and Westfield Partners, respectively, for such fiscal quarter and (in the case of the second, third and fourth fiscal quarters) for the period from the beginning of the applicable Fiscal Year to the end of such fiscal quarter, which shall include, with respect to the Property, a Statement of Rents and Expenses and a Statement of Cash Flows and all data necessary for calculation of Contingent Interest for the preceding fiscal quarter, together with the Contingent Interest payment required under this Note for such fiscal quarter.

         (b) Commencing not later than April 30, 1998, and continuing not later than the thirtieth day of April in each succeeding Fiscal Year thereafter until this Note shall have been paid in full, each of Westfield Partners and Westland Management shall deliver to the Holder an original annual audit report prepared in accordance with generally accepted accounting principles consistently applied for the Property, certified by an independent certified public accountant acceptable to the Holder (it being agreed that any nationally-recognized public accounting firms is acceptable to the Holder), which shall include, with respect to the Property, a Statement of Rents and Expenses and a Statement of Cash Flows and all data necessary for calculation of Contingent Interest for the preceding Fiscal Year. There shall also be submitted by the Makers with such audited statement and audit report, a certificate of compliance with the provisions of this Note, which certificate of compliance shall be executed by the principal financial officers of the Makers and a reconciliation between the audited financial report and the Contingent Interest statement. If, as a result of audit adjustments in connection with such audited financial statements, the aggregate amount of Contingent Interest payable for such Fiscal Year shall be greater or less than the amount calculated on the basis of the unaudited financial statements for the four quarters of such Fiscal Year, the Makers will promptly pay to the Holder the amount of any such underpayment or the Holder will promptly pay to the Makers the amount of any such overpayment, in each case without interest.

         (c) Commencing not later than July 30, 1997, and continuing not later than on the last day of January, April, July and October in each succeeding Fiscal Year thereafter until this Note shall have been paid in full, and again on the day when the last payment against the principal hereof is made, each of Westfield Partners and Westland Management shall deliver to the Holder unaudited financial statements prepared in accordance with generally accepted accounting principles consistently applied for such Maker, certified by the principal financial officer of such Maker, for such fiscal quarter and (in the case of the second, third and fourth fiscal quarters) for the period from the beginning of the applicable Fiscal Year to the end of such fiscal quarter, which shall include, with respect to such Maker, a balance sheet, a Statement of Income and Expenses and a Statement of Cash Flows.

         (d) Concurrently with the delivery thereof to the partners of the Partnership, the Makers will cause to be delivered to the Holder copies of the Form K-1 of the Partnership for each Fiscal Year and any other financial information distributed generally to partners of the Partnership.

         (e) The Makers further agree to keep full, true and accurate accounts, records and books of all monies and income received from the Property and other information necessary or pertinent to determining the amount of Contingent Interest due the Holder, all of which accounts, records and books shall be kept by the Makers at their respective principal offices. The Makers agree that the books and records for each particular Fiscal Year shall be kept available for at least three years after such statements have been rendered as hereinabove required.

         (f) The Holder shall have the right at all reasonable times to inspect the books, papers and records of each Maker for the purposes of determining the correctness of any statements delivered to it by the Makers. Such inspection shall be made at the offices of the Makers or at such other place as the Makers may designate in writing provided the Holder approves the same. If upon such inspection it is found that an error has occurred with respect to the amount of Contingent Interest, the Makers and the Holder shall adjust any differences that shall have occurred by an appropriate payment to the Holder or credit to the Makers. In addition, if the Holder should find that any statements furnished by the Makers have understated Contingent Interest, then, and in that event, the Makers shall promptly, upon demand, reimburse the Holder for any sums expended by the Holder in making such inspection. The inspection on behalf of the Holder may be made by any officer thereof or by any agent or accountant appointed for that purpose.

         (g) In the event that the Makers shall refuse or fail to furnish any statements as afore-described, or in the event of the failure of the Makers to permit the Holder or its representative to inspect its books and records on request, as provided in clauses (e) and (f) hereof, the Holder may consider such acts as a default under this Note (subject to any applicable notice and cure provisions in this Note) and proceed in accordance with the rights and remedies afforded it at law and under the provisions of this Note and the Pledge Agreement.

         6. SALE OF COLLATERAL, ETC. Unless this Note is simultaneously prepaid in accordance with its terms or the Holder gives its prior written consents to such transaction, no Maker will, directly or indirectly, (A) sell, assign, transfer, convey or otherwise dispose of, or grant any option with respect to, any of the Collateral (as defined in the Pledge Agreement), except as currently set forth in the Partnership Agreement (as defined in the Pledge Agreement), or (B) create or permit to exist any Lien (as defined in the Pledge Agreement) upon or with respect to any of the Collateral, except for the lien and security agreement created by the Pledge Agreement or (C) do anything or suffer to exist anything, or omit to do anything or suffer to exist any omission which would cause the value of the Collateral to diminish in such a way as to have a material adverse effect on the Holder or on its rights in respect of this Note, the Pledge Agreement or the Collateral, including, without limitation, any dilution of the partnership interests, except as currently set forth in the Partnership Agreement. Notwithstanding the foregoing, the provisions of this Section 6 shall not apply to (I) any transfer of any interest in any Maker to an entity all of the outstanding voting equity interests of which are owned, directly or indirectly, by Westfield Holdings Limited or (II) any transfer of any shares of stock of Westfield Holdings Limited; PROVIDED that the Makers shall give the Holder at least 10 days' prior written notice of any such transfer under clause (i) above and shall execute and deliver to the Holder such documents as the Holder may reasonably request in connection therewith.

         7. PREPAYMENT. No Maker shall have the right to prepay the principal balance hereof in whole or in part except as expressly set forth in this Note. The Makers shall be entitled to prepay the entire principal balance of this Note at any time after the third anniversary of the date hereof in connection with the sale of the Property or the Makers' interest therein and after the fifth anniversary of the date hereof for any reason, on not less than 30 days' prior written notice to Holder, subject to the payment of all unpaid accrued Fixed Interest and unpaid Contingent Interest and all other sums then due and owing under this Note and the Pledge Agreement and,
with respect to any prepayment prior to May   , 2002, subject to the
payment of a prepayment premium in an amount equal to the Make-Whole Amount. If this Note shall be prepaid on or prior to May __, 2002 as a result of the acceleration of the principal balance hereof following the occurrence of an Event of Default, the Makers shall, in addition to the payment of the principal balance hereof, the accrued Fixed Interest and the accrued Contingent Interest, pay to the Holder, on a joint and several basis, the Make-Whole Amount.

         8. ACCELERATION UPON DEFAULT. If an Event of Default shall occur and be continuing, then, at the option of the Holder, the entire principal sum evidenced hereby and secured by the Pledge Agreement, plus all other sums then outstanding under this Note or the Pledge Agreement, shall immediately become due and payable. Failure to exercise this option by the Holder shall not constitute a waiver of the right to exercise same in the event of any subsequent default.

         9. DEFAULT INTEREST. In the event (A) the Makers fail to make any payment hereunder, under the Pledge Agreement or under any other agreement securing this Note when due, or (B) of any default hereunder or under the Pledge Agreement and upon acceleration of the entire indebtedness aforesaid, fixed interest shall accrue thereafter on the unpaid principal balance from and including the date of such default (until the date such default is cured and the indebtedness is reinstated) at the Default Rate, such interest to be compounded annually.

         10. ATTORNEYS' FEES. If any suit or action be instituted on this Note, the Makers jointly and severally promise to pay the Holder, in addition to the costs and disbursements allowed by law, such sum as the court may adjudge reasonable as attorneys' fees in said suit or action.

         11. WAIVERS. The Makers and all endorsers hereof and all others who may become liable for all or any part of this obligation agree hereby to be jointly and severally bound, and they jointly and severally waive and renounce, to the extent permitted by law, the benefit of all valuation and appraisement privileges as against this debt or any renewal or replacement thereof and waive demand, protest, notice of nonpayment and any and all lack of diligence or delays in collection or enforcement hereof, waive the right to plead any and all statutes of limitation as a defense to any demand on this Note or under the Pledge Agreement and expressly consent to any extension of time, release of any party liable for this obligation, release of any of the security of this Note, acceptance of other security therefor, or any other indulgence or forbearance. Any such extension, release, indulgence or forbearance may be made without notice to any party and without in any way affecting the personal liability of any party.

         12. ESTOPPEL CERTIFICATES. From time to time, upon request of any Maker, the Holder will deliver to such Maker a statement as to (A) the outstanding principal of, and accrued and unpaid Fixed Interest and Contingent Interest on, this Note and (B) whether the Holder is aware that any Event of Default under the Pledge Agreement, or any event or condition which, with notice or lapse of time or both, would become an Event of Default under the Pledge Agreement, has occurred and is continuing. From time to time, upon request of the Holder, each Maker will deliver to the Holder a statement as to (I) the outstanding principal of, and accrued and unpaid Fixed Interest and Contingent Interest on, this Note and (II) whether such Maker is aware that any Event of Default under the Pledge Agreement, or any event or condition which, with notice or lapse of time, or both, would become an Event of Default under the Pledge Agreement, has occurred and is continuing.

         13. NON-RECOURSE. Notwithstanding any provision herein or in the Pledge Agreement securing this Note to the contrary, the Holder agrees with the Makers that in the event the Holder shall at any time take action to enforce the collection of this Note, it shall proceed first to foreclose against the Collateral under the Pledge Agreement (including sale under power of sale thereunder) and to exercise its remedies with respect to other collateral securing this Note instead of instituting suit upon this Note and if, as a result of such foreclosure and sale of the property described therein, a lesser sum is realized therefrom than the amount then due and owing hereunder and under the Pledge Agreement, the Holder will never institute any action, suit, claim or demand in law or in equity against any Maker or any partner, shareholder, officer or director of any Maker for or on account of such deficiency; PROVIDED, HOWEVER, that nothing in this paragraph contained shall in any way affect or impair the lien of the Pledge Agreement or any other collateral, all of which shall remain in full force and inure to the benefit of the Holder. The Holder shall, nevertheless, be entitled to institute such an action, suit, claim, or demand against, and to recover a judgment against, the Makers for any such deficiency to the extent that such deficiency results from: (A) fraud or intentional misrepresentation by any Maker in connection with the execution and delivery of, or in connection with the representations and warranties provided in, the Pledge Agreement, this Note, or any other documents executed by any Maker securing this Note or the performance of any

Maker's obligations under the Pledge Agreement, this Note, or such other documents or (B) the retention by any Maker of any rental or other income arising with respect to the Property which is collected by such Maker after the Holder has given notice to such Maker that such Maker is in default under this Note, the Pledge Agreement, or any other document executed by any Maker securing this Note.

         14.  PLEDGE AGREEMENT.  This Note is secured by the Pledge Agreement.

         15. MISCELLANEOUS. (a) This Note is intended as a contract under and shall be construed and enforced in accordance with the laws of the State of New York.

         (b) As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action by the parties or by the operation of law.

         (c) The headings used herein are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

         (d) All obligations of the Makers hereunder shall be joint and several obligations.

         (e) The Maker and Holder intend that Fixed Interest and any Contingent Interest payable hereunder shall be treated for Federal income tax purposes as interest on obligations secured by mortgages on real property or on interests in real property within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986, as amended.

         IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Promissory Note as of the day and year first above written.


                                       WESTFIELD PARTNERS, INC.


                                       By
                                           Name:
                                           Title:


                                       WESTLAND MANAGEMENT, INC.


                                       By
                                           Name:
                                           Title: